Exhibit 11

                          GROW BIZ INTERNATIONAL, INC.
                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)

                                                                  -------------------------
                                                                      Three Months Ended
                                                                  September 27, September 28,
                                                                       1997         1996
                                                                  -------------------------
Net income                                                        $1,269,000     $  887,800
                                                                  ==========     ==========
Shares used in per common share computation:
          Weighted average common shares outstanding               6,051,300      6,250,400

          Dilutive effect of stock options and warrants after
          application of the treasury stock method                   226,000         76,800
                                                                  ----------     ----------

                                                                   6,277,300      6,327,200
                                                                  ==========     ==========

Net income per common share                                       $      .20     $      .14
                                                                  ==========     ==========



                                                                  -------------------------
                                                                      Nine Months Ended
                                                                  September 27, September 28,
                                                                       1997         1996
                                                                  -------------------------

Net income                                                        $2,808,300     $1,685,400
                                                                  ==========     ==========
Shares used in per common share computation:
          Weighted average common shares outstanding               6,137,282      6,484,300

          Dilutive effect of stock options and warrants after
          application of the treasury stock method                   138,794         90,400
                                                                  ----------     ----------

                                                                   6,276,100      6,574,700
                                                                  ==========     ==========

Net income per common share                                       $      .45     $      .26
                                                                  ==========     ==========
